As filed with the Securities and Exchange Commission on June 6, 2016

Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________________
MANITOWOC FOODSERVICE, INC.
(Exact name of registrant as specified in its charter)

Delaware	47-4625716
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2227 Welbilt Boulevard New Port Richey, Florida	34655
(Address of Principal Executive Offices)	(Zip Code)
_______________________________
Manitowoc Foodservice 401(k) Retirement Plan Manitowoc Foodservice Retirement Savings Plan
(Full title of the plan)
_______________________________
Maurice D. Jones Senior Vice President, General Counsel and Secretary 2210 Woodland Drive Manitowoc, WI 54220 920-683-7523 (Name, address and telephone number, including area code, of agent for service)	Copy to: Jay O. Rothman Mark T. Plichta Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202
_______________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐       Accelerated filer ☐           Non-accelerated filer ☒        Smaller reporting company ☐
(Do not check if smaller reporting company)

_______________________________
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.01 par value	9,000,000 shares	$50,985,000	$5,134.19

(1)
This Registration Statement covers, in addition to the number of shares of Common Stock stated above, rights to purchase or acquire the shares of Common Stock covered by the prospectus of the above-named plans, and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)
Pursuant to Rule 457(h) and (c) promulgated under the Securities Act, the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on June 1, 2016, as reported on the New York Stock Exchange.

In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Form S-8 Registration Statement (this “Registration Statement”) but will be sent or given to participants in the Manitowoc Foodservice 401(k) Retirement Plan (the “401(k) Plan”) and the Manitowoc Foodservice Retirement Savings Plan (the “Savings Plan” and, together with the 401(k) Plan, the “Plans”) as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.     Incorporation of Documents by Reference.
The following documents filed with the Commission by Manitowoc Foodservice, Inc. (the “Registrant”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated herein by reference:

1.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015;

2.	The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2016;

3.	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 24, 2016, March 9, 2016, March 14, 2016, March 29, 2016 and April 28, 2016; and

4.
The description of the Registrant’s common stock included in the Registrant’s Information Statement, filed as Exhibit 99.1 to the Registrant’s effective Registration Statement on Form 10 (Commission File No. 001-37548), as amended, filed with the Commission on February 10, 2016, including all amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant or the Plans pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the Commission) after the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.        Description of Securities.
Not applicable.
Item 5.        Interests of Named Experts and Counsel.
None.

Item 6.        Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation, a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.
The Registrant’s certificate of incorporation provides that no director shall be personally liable to the Registrant or the Registrant’s stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation on liability is not permitted under the DGCL, as now in effect or as amended. Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following: (i) any breach of the director’s duty of loyalty to the Registrant or the Registrant’s stockholders; (ii) any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law; (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and (iv) any transaction from which the director derived an improper personal benefit.
The Registrant’s Bylaws provide that, to the fullest extent authorized or permitted by the DGCL, as now in effect or as amended, the Registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was the Registrant’s director or officer, or by reason of the fact that the Registrant’s director or officer is or was serving, at the Registrant’s request, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Registrant. The Registrant will indemnify such persons against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action if such person acted in good faith and in a manner reasonably believed to be in the Registrant’s best interests and, with respect to any criminal proceeding, had no reason to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and court approval is required before there can be any indemnification where the person seeking indemnification has been found liable to the Registrant. Any amendment of this provision will not reduce the Registrant’s indemnification obligations relating to actions taken before an amendment.
The Registrant also has in place policies that insure directors and officers of the Registrant and its subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on the Registrant’s behalf, may also pay amounts for which the Registrant has granted indemnification to the directors or officers.
The foregoing is a summary and subject to the complete text of the DGCL, the Registrant’s certificate of incorporation and the Registrant’s Bylaws and is qualified in its entirety by reference thereto.
Item 7.        Exemption from Registration Claimed.
Not applicable.

Item 8.        Exhibits.
The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.
No original issue shares of the Registrant’s common stock will be made available by the Registrant for acquisition by participants in the Plans. In accordance with Item 8(a) of Form S-8, therefore, no opinion as to the legality of the shares is included in this filing.
The undersigned registrant hereby undertakes that it has or will submit the Plans, and any amendments thereto, to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to continue the qualification of the Plans under Section 401 of the Internal Revenue Code of 1986, as amended.
Item 9.        Undertakings.
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Port Richey, State of Florida, on June 6, 2016.
MANITOWOC FOODSERVICE, INC.

By: /s/ Hubertus M. Muehlhaeuser

Hubertus M. Muehlhaeuser
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hubertus M. Muehlhaeuser, John O. Stewart and Maurice D. Jones, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on June 6, 2016.

Signature	Title
/s/ Hubertus M. Muehlhaeuser Hubertus M. Muehlhaeuser	President and Chief Executive Officer (Principal Executive Officer and Director)
/s/ John O. Stewart John O. Stewart	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Cynthia M. Egnotovich Cynthia M. Egnotovich	Director, Chairperson of the Board
/s/ Dino Bianco Dino Bianco	Director
/s/ Joan K. Chow Joan K. Chow	Director
/s/ Thomas D. Davis Thomas D. Davis	Director
/s/ Timothy J. Fenton Timothy J. Fenton	Director
/s/ Andrew Langham Andrew Langham	Director

Pursuant to the requirements of the Securities Act, the Retirement Plan Committee of Manitowoc Foodservice, Inc., which administers the Manitowoc Foodservice 401(k) Retirement Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Port Richey, State of Florida, on June 6, 2016.
MANITOWOC FOODSERVICE 401(k) RETIREMENT PLAN

By:	Retirement Plan Committee of Manitowoc Foodservice, Inc.
By:    /s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, the Retirement Plan Committee of Manitowoc Foodservice, Inc., which administers the Manitowoc Foodservice Retirement Savings Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Port Richey, State of Florida, on June 6, 2016.
MANITOWOC FOODSERVICE RETIREMENT SAVINGS PLAN

By:	Retirement Plan Committee of Manitowoc Foodservice, Inc.
By:    /s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description
(4.1)
Amended and Restated Certificate of Incorporation of Manitowoc Foodservice, Inc. [Incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on December 21, 2015 (File No. 001-37548)].

(4.2)
Bylaws of Manitowoc Foodservice, Inc., effective as of October 23, 2015 [Incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Registrant’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on December 21, 2015 (File No. 001-37548)].

(23)	Consent of PricewaterhouseCoopers LLP.
(24)	Power of Attorney (included with signature page).